Exhibit 3.108
[ILLEGIBLE]
MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES
Date Received
AUG 24 2005
(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is started in the document.
FILED
AUG 24 2005
Administrator
BUREAU OF COMMERCIAL SERVICES

517-663-2525 Ref #52244
Attn: Cheryl J. Bixby
MICHIGAN RUNNER SERVICE
P.O. Box 266
Eaton Rapids, MI 48827
EFFECTIVE DATE
[ILLEGIBLE]     Document will be returned to the name and address you enter above.     [ILLEGIBLE]
If left blank document will be mailed to the registered office.

ARTICLES OF ORGANIZATION
For use by Domestic Limited Liability Companies          B 29-39J
(Please read information and instructions on last page)
     Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:
ARTICLE I
The name of the limited liability company is: Allied Waste Systems of Michigan, LLC
ARTICLE II
The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.
     non-hazardous solid waste management
ARTICLE III

The duration of the limited liability company if other than perpetual is:

ARTICLE IV
1.	The street address of the location of the registered office is:

30600 Telegraph Road	Bingham Farms	,	Michigan	48025

(Street Address)	(City)			(ZIP Code)
2.	The mailing address of the registered office if different than above:

		,	Michigan

(Street Address or P.O. Box)	(City)			(ZIP Code)
3.	The name of the resident agent at the registered office is: The Corporation Company
ARTICLE V (insert any desired additional provision authorized by the Act: attach additional pages if needed.)
Signed this 23rd day of August, 2005

By	/s/ Jo Lynn White
(Signature(s) of Organizer (s))
Jo Lynn White, Authorized Representative
(Type or Print Name(s) of Organizer(s))
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